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                                                                    EXHIBIT 23.0

CONSENT OF GRANT THORNTON LLP



Consent of Independent Certified Public Accountants


We have issued our report dated May 23, 2001, accompanying the financial statements included in the Annual Report of ZeroPlus.com, Inc., on Form 10-KSB for the year ended March 31, 2001. We hereby consent to the incorporation by reference of said report in (i) the Registration Statement of ZeroPlus.com, Inc. on Form S-8 (File No. 333-31660), effective March 3, 2000; (ii) the Registration Statement of ZeroPlus.com, Inc. on Form S-8 (File No. 333-72923), effective February 25, 1999; (iii) the Registration Statement of ZeroPlus.com, Inc. on Form S-8 (File No. 333-59575), effective July 22, 1998; and (iv) the Registration Statement of ZeroPlus.com, Inc. on Form SB-2 (File No. 333-58109), originally effective on September 4, 1998, as amended on Form S-3 and declared effective on October 28, 1999.


Grant Thornton LLP

Vienna, Virginia
July 13, 2001



























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